Exhibit 10.4

BOXLIGHT CORPORATION

LOCK-UP AGREEMENT

August 5, 2026

Boxlight Corporation

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

Ladies and Gentlemen:

The undersigned understands that Boxlight Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on August 5, 2026 with each purchaser (each, a “Purchaser”, and collectively “Purchasers”) identified on the signature page of the Securities Purchase Agreement, providing for the private placement (the “Transaction”) of shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Stock”) convertible into shares of Class A common stock, $0.0001 par value per share, of the Company (“Shares”), and that in connection therewith, the Company expects to enter into a registration rights agreement with the Purchasers.

To induce the Company to continue its efforts in connection with the Transaction, the undersigned hereby irrevocably enters into this Lock-Up Agreement (this “Agreement”) and agrees that the undersigned will not, during the period commencing on the date hereof and ending on the date that is one hundred and eighty (180) calendar days after the Closing Date (as defined in the Securities Purchase Agreement) (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned (or any Affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities in connection with any of the following:

1.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin)

2.	provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period.

3.	transfers of Lock-Up Securities to a charity or educational institution.

4.	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, shareholders, subsidiaries or Affiliates of the undersigned as of the date of this Agreement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period.

5.	if the undersigned is a trust, to a trustee or beneficiary of the trust provided that in the case of any transfer pursuant to Sections 1, 2, 3 or this section:

5.1. any such transfer shall not involve a disposition for value,

5.2. each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Agreement and

5.3. no filing under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period.

6.	the receipt by the undersigned from the Company of Shares upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Shares issued under an equity incentive plan of the Company or an employment arrangement (the “Plan Shares”) or the transfer or withholding of Shares or any securities convertible into Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that if the undersigned is required to file a report under Section 13 of the Exchange Act reporting a reduction in beneficial ownership of Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further that the Plan Shares shall be subject to the terms of this Agreement.

7.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no filing under Section 13 of the Exchange Act or any other public announcement shall be required or voluntarily made during the Lock-Up Period.

8.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period, and provided further that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and provided further that competent legal counsel for the Company shall have first advised that such transfer is a mandatory and not voluntary transfer.

9.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a change of control (as defined below) of the Company after the closing of the Transaction and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this Agreement. A “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting shares of the Company.

The undersigned acknowledges, agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this Agreement.

This Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without regard to the principles of conflicts of law thereof. Each of the Company and the undersigned agrees that all legal proceedings concerning this Agreement shall be commenced exclusively by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made (the “Rules”), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling. The place of arbitration shall be New York, New York, and any hearing shall be held via video or telephone conference. The Company and the undersigned agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The Company and the undersigned consent to electronic service of process, with service to be made to the Company’s and the undersigned’s respective email addresses set forth in the Securities Purchase Agreement. The Company and the undersigned are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. In any such arbitration award, the arbitrator shall require the breaching party (if any), as finally determined by the arbitrator, to pay the non-breaching party’s costs and expenses (including such nonbreaching party’s reasonable attorneys’ fees, arbitration costs, court costs, and other expenses) associated with enforcing this Agreement and collecting any judgment related thereto. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

The undersigned agrees and understands that this Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Agreement.

The undersigned understands that the Company is relying upon this Agreement in proceeding toward consummation of the Transaction. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

The undersigned understands that, if the Securities Purchase Agreement is not executed by August 12, 2026 or if the Securities Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Preferred Stock to be sold thereunder, then this Agreement shall be void and of no further force or effect.

Whether or not the Transaction actually occurs depends on a number of factors, including market conditions. Any Transaction will only be made pursuant to the Securities Purchase Agreement.

[BOXL Lock-Up Agreement Signature Page Follows]

[BOXL Lock-Up Agreement Signature Page]

The undersigned has read and agrees to be bound by the terms of this Agreement dated as of August 5, 2026.

Very truly yours,

(Signature)

Name:

Address:

Email:

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